Exhibit 8.1

Goodwin Procter LLP Counselors at Law Exchange Place Boston, MA 02109	T: 617.570.1000 F: 617.523.1231 goodwinprocter.com

September [    ], 2013

Fleetmatics Group Public Limited Company

Block C, Cookstown Court

Belgard Road

Tallaght

Dublin 24

Ireland

Re:	Ordinary Shares of Fleetmatics Group Public Limited Company

In connection with the public offering of Ordinary Shares, par value €0.015 per share, of Fleetmatics Group Public Limited Company, an Irish public limited company (the “Company”), pursuant to the registration statement on Form F-1 under the Securities Act of 1933, as amended (the “Securities Act”), originally filed by the Company with the Securities Exchange Commission (the “Commission”) on September [    ], 2013 (File No. 333-[            ]) (as so filed and as amended, the “Earlier Registration Statement”) and the Registration Statement filed pursuant to Rule 462(b) of the Securities Act, relating to such Earlier Registration Statement (the “462(b) Registration Statement” and together with the Earlier Registration Statement, the “Registration Statement”), you have requested our opinion concerning the accuracy of certain matters discussed under the heading, “Taxation—Material United States federal income tax consequences to U.S. Holders,” in the prospectus (the “Prospectus”) included in the Registration Statement.

In connection with rendering the opinion set forth below, we have examined and relied on the Registration Statement, the representations and covenants of the Company in a letter it provided to us in connection with the preparation of this opinion letter (the “Company Certificate”), and such other documents as we have deemed necessary or relevant as a basis for the opinion set forth below. We have not independently verified any factual matters.

For purposes of rendering our opinion, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of all signatures and the legal capacity of all persons executing all instruments or documents examined or relied on by us. We have also assumed that each of the representations and covenants in the Company Certificate is true, correct, and complete.

September [    ], 2013

Based upon the foregoing and subject to the limitations set forth herein, the statements set forth under the heading “Taxation—Material United States federal income tax consequences to U.S. Holders” in the Prospectus, insofar as such statements constitute matters of law or legal conclusions, constitute the opinion of Goodwin Procter LLP as of the date hereof as to the material United States federal income tax consequences to U.S. holders (as defined therein) of the ownership and disposition of the Company’s Ordinary Shares.

We express no opinion other than the opinion expressly set forth herein. Our opinion is not binding on the Internal Revenue Service. The Internal Revenue Service may disagree with and challenge our conclusions, and a court could sustain such a challenge. Our opinion is based upon the Internal Revenue Code of 1986, as amended, the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder and existing administrative and judicial interpretations thereof, all as in effect as of the date of this opinion letter. Changes in applicable law could cause the federal income tax treatment of the Company to differ materially and adversely from the treatment described above and render the tax discussion in the Prospectus incorrect or incomplete.

This opinion is furnished to you solely in connection with the Registration Statement and may not be relied upon by anyone else or used for any other purpose without our prior written consent, provided, however, that it may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities laws. This opinion letter speaks only as of the date hereof, and we undertake no obligation to update this opinion letter or to notify any person of any changes in facts, circumstances or applicable law.

We hereby consent to the inclusion of this opinion as Exhibit 8.1 to the Registration Statement and to the references to our firm under the captions “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

GOODWIN PROCTER LLP